Exhibit 99.1

Immune Receives Nasdaq Letters

May 26, 2017

NEW YORK, May 26, 2017 /PRNewswire/ -- Immune Pharmaceuticals Inc. (NASDAQ: IMNP) (the "Company”) announced today that on May 24, 2017, the Company received written notice from Nasdaq that the Company has regained compliance with the minimum bid price rule, as required by a decision of the Nasdaq Hearings Panel (the “Panel”) dated March 10, 2017. The notice confirmed the Panel’s determination to continue the listing of the Company’s securities, subject to the filing by the Company of its quarterly report for the period ended March 31, 2017 on or before June 15, 2017.

Previously, Nasdaq notified the Company of deficiencies due to its failure to timely file its annual report on Form 10-K for the year ended December 31, 2016, and in a written notice dated May 23, 2017, Nasdaq informed the Company that it is not in compliance with Nasdaq’s filing requirements for continued inclusion set forth in Listing Rule 5250(c)(1) because it had not filed its Form 10-Q for the period ended March 31.

The Company filed its annual report for the year ended December 31, 2016 on May 17, 2017. Shortly thereafter, the Company informed the Panel that it intended to file its quarterly report for the period ended March 31, 2017 no later than June 15, 2017 and thereby regain compliance with the filing rule.

About Immune Pharmaceuticals Inc.

Immune Pharmaceuticals Inc. (NASDAQ: IMNP) is dedicated to alleviating the burden of patients suffering from autoimmune diseases by developing novel immunotherapeutic agents. Immune's lead product candidate, bertilimumab, is in Phase 2 clinical development for bullous pemphigoid, an orphan autoimmune dermatological condition, and for ulcerative colitis. Other potential relevant indications for bertilimumab include atopic dermatitis, Crohn's disease, severe asthma and Non-Alcoholic Steato-Hepatitis (NASH). Also, Immune’s pipeline includes topical nano-formulated cyclosporine-A for the treatment of psoriasis and atopic dermatitis and AmiKet™ and AmiKet™ Nano™ for the treatment of neuropathic pain.

Immune's oncology subsidiary, Cytovia, plans to develop Ceplene for maintenance remission in AML in combination with IL-2. Additional oncology pipeline products include Azixa® and crolibulin, which are clinical stage vascular disrupting agents, and bispecific antibodies and NanomAbs™, which are novel technology platforms.

For more information, please visit Immune's website at www.immunepharma.com, the content of which is not a part of this press release.

Forward-Looking Statements

This news release, and any oral statements made with respect to the information contained in this news release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal" or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. Forward-looking statements include, among others, statements regarding the Company's ability to reduce expenses, capitalize on strategic alternatives, develop its assets, and generate value for shareholders. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.

There can be no assurance that the Company will ever successfully complete its anticipated corporate restructuring, or that the Company will be able to reduce expenses, capitalize on strategic alternatives, develop its assets, and generate value for shareholders. Factors that may cause actual results or developments to differ materially include, but are not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that ongoing or future clinical trials will not be successful; the risk that our compounds under development will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct future trials or commercialize our product candidates on attractive terms, on a timely basis or at all; the risk that our product candidates that appear promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and our other filings with the U.S. Securities and Exchange Commission.

You are urged to carefully review and consider the disclosures found in our filings, which are available at www.sec.gov or at www.immunepharma.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors. We expressly disclaim any obligation to publicly update any forward-looking statements contained herein (including those relating to the corporate reorganization and exploration of strategic alternatives), whether as a result of new information, future events or otherwise, except as required by law.

SOURCE Immune Pharmaceuticals Inc.

For further information, contact: investors@immunepharma.com.